Exhibit 99.1

OSL Holdings Inc. Forms New Business Unit Creating Marketplace for Minority Suppliers and Corporate Spenders

NEW YORK, Jan. 17, 2012 /PRNewswire via COMTEX/ -- OSL Holdings Inc. www.OSLHoldings.com (OTCBB: OSLH)announced today that the company has formed OSL Diversity Marketplace Inc, as a wholly-owned subsidiary, with the help of their advisors Michael Jones-Bey and Ron Williams.  The company will provide online marketplaces for businesses of all sizes to do business with each other and with Fortune 1000 companies through what plans to be the most comprehensive commerce platform of tools and functionality on the web for minority suppliers.

Ron Williams, intimated "In the Diversity space there are a number of organizations that proffer tools and sites to support business development of diverse groups … without a doubt the portal being developed by OSL Diversity Marketplace Inc. will provide a powerful tool that will become a go to destination for a number of business entities and consumers."

Michael Jones-Bey, stated, "I am thrilled to lend my energy, experience, and relationships to contribute to such an important effort. Small, minority, and women owned businesses are the engine of our economy and our best hope for economic revitalization. It is fitting that we make this announcement during the week in which our nation commemorates Dr. Martin Luther King, Jr. In his last speech he spoke about the need to support minority businesses. In our own way, we are doing our small part to bring about his vision for equal opportunity by creating a vehicle for economic empowerment."

About OSL Diversity Marketplace Inc.

OSL Diversity is a market maker that creates an environment for commerce to take place.  We plan to facilitate the development of electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. Our goal is to be a leading market maker that allows businesses of all sizes to transact by creating a platform: Easy to use so that members can become proficient quickly; Intuitive interfaces, reports and tools to reduce the learning curve; Critical mass of participants so buyers can find the products and services they need, and sellers can locate interested buyers; Marketplace-to-marketplace interaction to give participants access to a larger or smaller "virtual" marketplace and audience as desired; Functionality rich enough to perform the range of commerce tasks from searching, sourcing, bidding, dynamic pricing, tracking, auditing and authorization management to catalogue management.

About OSL Holdings Inc.

OSL Holdings Inc. is a holding company that will develop or acquire business units with the purpose of collecting and transmitting real-time consumer and business sales data that facilitates the ability to sell data, manage electronic marketplaces, operate real-time loyalty rewards and transact with buyers in multiple channels. We plan to sell data to manufactures for designated markets, such as urban retail, convenient and/or liquor stores. We plan to facilitate developing electronic marketplaces with real time buy-side and sell side capabilities for multiple private & public markets. We plan to operate a real-time loyalty rewards platform that can facilitate the earning and redemption of our currency at the point of the transaction (online, mobile, at retail) as well as on future transactions. The Company plans on leveraging these business units to connect buyers, sellers as well as channels that will clearly differentiate itself from the competitive landscape so that each venture can scale revenues and their respective offerings to their specific market(s) or across markets.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

CONTACT: OSL Holdings, Inc.
www.OSLHoldings.com